EXHIBIT 20

Tuesday February 17, 4:32 pm Eastern Time

Company Press Release

Macrovision Expands Into Copy Protection for Computer
Software Through Joint Marketing and Development
Agreement with C-Dilla, Ltd.

SUNNYVALE, Calif.--(BUSINESS WIRE)--Feb. 17, 1998--Macrovision Corporation (NASDAQ:MVSN - news) announced today a joint Marketing and Development Agreement with C-Dilla, Ltd. of Woodley, UK, developers of copy protection technology for CD-ROM and Internet-delivered software products.

The agreement allows Macrovision, the leader in video copy protection technologies, to expand its intellectual property protection business to include computer software. The agreement gives Macrovision exclusive worldwide marketing rights to C-Dilla's products in the consumer multimedia software market. The two companies intend to jointly develop and market copy protection technologies to help content owners maximize unit sales of software product distributed on CD-ROM, DVD-ROM, and other digital delivery methods, including the Internet. In addition to the Marketing and Development Agreement, Macrovision is purchasing a 19.8% equity position in C-Dilla.

Macrovision's entry into this market coincides with the introduction of inexpensive CD-recording products to the Personal Computer marketplace. These products put software and games publishing companies at greater risk to unauthorized copying than ever before. A CD-Recorder retailing for less than $300 is capable of copying any CD-ROM onto a blank CD-R disc that costs less than $2.00. In addition to the copying threat already posed by professional pirates and software hackers, inexpensive CD-recording technology will allow a PC owner with just basic computer skills to make replicas of any CD-ROM-based application for the price of a blank disc.

Macrovision is partnering with C-Dilla to complete the development of a suite of software copy protection products based on C-Dilla's proprietary technologies. C-Dilla is in the process of final beta trials with selected CD-ROM publishers and expects to complete those trials and introduce a product to market within 6 months.

"This agreement allows Macrovision to leverage over a decade of experience in developing and marketing copy protection solutions to the home video industry. The need for a good copy protection solution for the CD-ROM software market presents a near-term market opportunity we are well-positioned to address, and represents a logical expansion of our business domain," stated John Ryan, Chairman and CEO of Macrovision."

"Infotech estimates that the current worldwide population of 167 million CD-ROM drives will grow to a combined DVD-ROM and CD-ROM installed base of 378 million by the year 2000. In the past Macrovision has been successful at developing and introducing copy protection technologies to protect videos distributed on cassettes, DVDs, and pay-per-view networks. By teaming with C-Dilla on both the marketing and technical side, we will strive to repeat that success in the multimedia software market."

Peter Newman, C-Dilla's CEO, commented that, "previous software copy protection systems failed because they were either inconvenient for the user or were easily circumvented, or both. C-Dilla's products employ proprietary authentication and encryption technology that provide a high level of security against illicit replication but most importantly do not interfere with the end user's enjoyment of the product. In order to ensure that our technology is compatible with CD-ROM manufacturing standards, we have worked with two industry leaders, Doug Carson Associates (DCA) and Philips Electronics."

"We knew that our customers would be concerned about compatibility with Red Book and Yellow Book CD-ROM standards, so we obtained Philips' approval for the design principles for producing CD-ROMs. DCA, the leading supplier of control software for the Laser Beam Recorders used to manufacture CD-ROMs, has made available C-Dilla's copy protection software in its latest mastering software."

Infotech estimates that consumer software publishers sold 400 million units of CD-ROM software titles in the U.S. alone in 1996. According to Infotech, the proliferation of sub-$1,000 multimedia PC's is expected to increase the annual sales volume of CD-ROM titles in the U.S. to 1.2 billion units by the year 2000. UBS Securities estimates that the PC entertainment category is growing at an annual rate of 25% worldwide.

This  growth is driven by the  increasing  multimedia  capabilities  of  desktop
computers   provided  by  3-D  graphics,   video,   surround  sound,  and  other
technologies which make PC games more entertaining and realistic.

As part of the Marketing and Development Agreement, Macrovision and C-Dilla plan to develop a disc authentication technology for use in future DVD video players. When combined with digital watermarking, disc authentication can provide a more complete copy protection solution for the next generation of standalone DVD players. Macrovision recently announced an agreement with Digimarc of Portland, Ore. to develop digital video watermarking technology for use in DVD and other digital video platforms.

About C-Dilla

C-Dilla, a privately held company founded in 1991, has 34 employees and is a recognized leader in rights management software for high value-added information and software publishers. The company's current line of security and rights management products are marketed worldwide to over 150 software and data publishers such as Autodesk, Lotus Development UK, Pitney Bowes, British Telecom, and the Financial Times.

C-Dilla's rights management software includes multi-track unlocking capability, "try before you buy," and metered usage capability. C-Dilla also markets secure products for the Internet and the Electronic Software Distribution market.
C-Dilla plans to open a San Francisco Bay area sales office this year to distribute its current products into the North American market.

About Macrovision

Macrovision Corporation is the leader in copy protection technologies used by Hollywood studios and other rights owners worldwide to deter unauthorized VCR copying of prerecorded videocassettes, DVDs (digital versatile discs) and digital cable/satellite PPV programs. Macrovision's technology has been applied to over 2 billion cassettes since its market introduction in 1985.

The company offers products and services for the home video, pay-per-view, cable, satellite, theatrical, and corporate communications market. Macrovision is based in Sunnyvale, Calif. with subsidiaries in London and Tokyo.

All statements contained herein, as well as oral statements that may be made by Macrovision or by officers, directors or employees of Macrovision acting on Macrovision's behalf, that are not statements of historical fact, constitute "forward-looking statements" and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of Macrovision to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.

Risks associated with Macrovision's Marketing and Development Agreement with and investment in C-Dilla, include, but are not limited to: the companies may be unsuccessful, or incur significant delays, in their attempts to develop technology that inhibits copying of CD-ROM, DVD and/or other software materials; any such technology that is developed may not gain market acceptance or sufficient sales at a sufficient price to be commercially viable; no patents have issued to either of the companies for any such technology, and the companies' claims to intellectual property rights to such technologies may be challenged, invalidated or circumvented; C-Dilla has worked in the past with other companies that may have or claim certain rights in or to such technologies that could restrict Macrovision's rights; any technologies that are developed can be expected to encounter competition from technologies that are now, or in the future may be, marketed or developed by others; the emergence of new industry standards for computers or computer software or the introduction of new technologies or products could render any technology that the companies develop obsolete; Macrovision's equity investment in C-Dilla may decline in value or become worthless.

Additional risks and uncertainties are outlined in Macrovision's Registration statement on Form SB2 and in its reports on Form 10QSB. Macrovision is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.